Exhibit 5.1

Linklaters LLP

One Silk Street

London EC2Y 8HQ

Telephone (+44) 20 7456 2000

Facsimile (+44) 20 7456 2222

DX Box Number 10 CDE

The Directors

Rio Tinto Finance (USA) plc

2 Eastbourne Terrace

London W2 6LG

England

The Directors

Rio Tinto Finance (USA) Limited

120 Collins Street

Melbourne

Victoria 3000

Australia

The Directors

Rio Tinto plc

2 Eastbourne Terrace

London W2 6LG

England

The Directors

Rio Tinto Limited

120 Collins Street

Melbourne

Victoria 3000

Australia

March 16, 2012

Dear Sirs

Rio Tinto Finance (USA) Limited (ACN 062 129 551) and Rio Tinto Finance (USA) plc Registration Statement on Form F-3 in respect of debt securities

1	We have acted as English legal advisers to Rio Tinto Finance (USA) plc, a company incorporated under the laws of England, Rio Tinto Finance (USA) Limited, a company incorporated under the laws of the State of Victoria, Commonwealth of Australia (together with Rio Tinto Finance (USA) plc, the “Issuers”), Rio Tinto plc, a company incorporated under the laws of England (“Rio Tinto plc”) and Rio Tinto Limited, a company incorporated under the laws of the State of Victoria, Commonwealth of Australia (“Rio Tinto Limited” and, together with Rio Tinto plc, the

This communication is confidential and may be privileged or otherwise protected by work product immunity.

Linklaters LLP is a limited liability partnership registered in England and Wales with registered number OC326345. It is a law firm authorised and regulated by the Law Society of England and Wales. The term partner in relation to Linklaters LLP is used to refer to a member of Linklaters LLP or an employee or consultant of Linklaters LLP or any of its affiliated firms or entities with equivalent standing and qualifications. A list of the names of the members of Linklaters LLP together with a list of those non-members who are designated as partners and their professional qualifications is open to inspection at its registered office, One Silk Street, London EC2Y 8HQ or on www.linklaters.com and such persons are either solicitors, registered foreign lawyers or European lawyers.

Please refer to www.linklaters.com/regulation for important information on our regulatory position.

“Guarantors”), in connection with the automatic shelf registration statement on Form F-3 (File No. 333-175037) as amended by Post-Effective Amendment No. 1 filed with the United States Securities and Exchange Commission on March 16, 2012 (the “Registration Statement”) relating to the registration under the United States Securities Act of 1933 (the “Act”) of (i) an indeterminate amount of the Issuers’ debt securities (the “Debt Securities”), which, if issued, will be unconditionally guaranteed as to payment of principal, premium, if any, and interest (the “Guarantees”) by each of the Guarantors and (ii) the Guarantees. The Debt Securities may be issued from time to time pursuant to the Indenture.

2	This opinion is limited to English law as applied by the English courts and on the basis of our understanding of current United Kingdom HM Revenue and Customs (“HMRC”) practice (which may not be binding on HMRC) in effect on the date of this opinion. It is given on the basis that it will be governed by and construed in accordance with English law. In particular we express no opinion on matters of federal law of the United States, the laws of any State of the United States or the laws of any other jurisdiction.

3	For the purpose of this opinion we have examined the documents listed and, where appropriate, defined in the Schedule to this letter. We believe such documents to be those necessary for us to review for the purpose of giving this opinion.

4	We have assumed that:

4.1	all relevant documents are within the capacity and powers of, have been validly authorised by, and have been or will be validly executed and delivered by, each of the respective parties thereto other than Rio Tinto plc and Rio Tinto Finance (USA) plc;

4.2	each of the documents which are the subject of this opinion is valid and binding on each party under the law to which it is expressed to be subject where that is not English law and that words and phrases used in those documents have the same meaning and effect as they would if those documents were governed by English law;

4.3	all documents furnished to us as copies are genuine, authentic and complete and conform to the original documents of which they are copies and the genuineness of all signatures thereon or on the original thereof and the relevant documents have been executed in the forms reviewed by us and, where relevant, the Debt Securities will be completed, authenticated and issued as provided in the Indenture;

4.4	the Issuer Minutes, Guarantor Minutes and other corporate documents are a true and complete record of the proceedings described therein and the resolutions set out in the Issuer Minutes and Guarantor Minutes remain in full force and effect without modification; and

4.5	the terms of the Debt Securities will not be inconsistent with the provisions of the Indenture and there will be no provision in any supplement to the Registration Statement or any other document which would affect the content of this opinion.

5	Based on the documents referred to, and assumptions made, in paragraphs 3 and 4 above, and subject to the qualifications in paragraph 7 below and to any matters not disclosed to us, we are of the following opinion:

5.1	Rio Tinto plc is a company incorporated in England under the Companies Acts 1948 to 1980 and Rio Tinto Finance (USA) plc is a company incorporated in England under the Companies Act 2006.

5.2

Each of Rio Tinto Finance (USA) plc and Rio Tinto plc has corporate power to enter into, and perform its obligations under, the Indenture, (in the case of the Issuer) the Debt Securities and (in the case of Rio Tinto plc) the relevant

Guarantee and has taken all necessary corporate action to authorise the execution, delivery and performance of the Indenture, (in the case of the Issuer) the Debt Securities and (in the case of Rio Tinto plc) such Guarantee.

5.3	Assuming the Indenture constitutes valid, binding and enforceable obligations of the Issuers and the Guarantors under New York law, there is no reason insofar as English law is concerned why the obligations assumed by Rio Tinto Finance (USA) plc and Rio Tinto plc under the Indenture are not valid and binding upon Rio Tinto Finance (USA) plc and Rio Tinto plc, respectively.

5.4	Assuming the Debt Securities constitute valid, binding and enforceable obligations of the Issuer under New York law, there is no reason insofar as English law is concerned why the obligations assumed by the Issuer under the Debt Securities are not valid and binding upon the Issuer.

5.5	Assuming the relevant Guarantee constitutes valid, binding and enforceable obligations of Rio Tinto plc under New York law, there is no reason insofar as English law is concerned why the obligations assumed by Rio Tinto plc under such Guarantee are not valid and binding upon Rio Tinto plc.

6	The statements of law and HMRC practice contained in the Registration Statement under the heading “Taxation — United Kingdom Taxation” insofar as such statements purport to summarise certain tax laws of the United Kingdom or HMRC practice were, at the date of the Registration Statement, a correct summary in all material respects of the matters set out therein.

7	The term “valid and binding” as used above means that the obligations assumed by the relevant party under the relevant document are of a type which the English courts enforce. It does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms. In particular:

7.1	enforcement may be limited by (a) bankruptcy, insolvency and liquidation, (b) reorganisation and (c) laws of general application relating to or affecting the rights of creditors;

7.2	enforcement may be limited by general principles of equity — for example, equitable remedies may not be available where damages are considered to be an adequate remedy;

7.3	claims may become barred under the Limitation Act 1980 or may be or become subject to set-off or counterclaim;

7.4	where obligations are to be performed in a jurisdiction outside England, they may not be enforceable in England to the extent that performance would be illegal under the laws of that jurisdiction;

7.5	a provision in an agreement may be unenforceable if it amounts to a penalty under English law;

7.6	an English court may refuse to give effect to any provision of an agreement which amounts to an indemnity in respect of the costs of unsuccessful litigation brought before an English court where the court itself has made an order for costs; and

7.7	to the extent it relates to United Kingdom stamp duties any undertaking or indemnity given by the Issuers or Guarantors may be void under section 117 of the Stamp Act 1891.

8	This opinion is given on the basis of English law (or, insofar as this opinion relates to tax, to United Kingdom taxation law or our understanding of HMRC practice) in force, and as it affects the obligations under the Indenture and/or the relevant Guarantee, as at the date of this opinion. This opinion is also given on the basis that we undertake no responsibility to notify you of any change in English law, United Kingdom taxation law or HMRC practice after the date of this opinion.

9	This opinion is addressed to you solely for your benefit in connection with the filing of the Registration Statement. It is not to be transmitted to anyone else nor is it to be relied upon by anyone else or for any other purpose or quoted or referred to in any public document or filed with anyone without our express consent. This opinion may, however, be disclosed by the addressees hereof to the extent required by law, regulation or any governmental or competent regulatory authority or in connection with legal proceedings relating to the Registration Statement, provided that no such party to whom this opinion is disclosed may rely on this opinion without our express consent.

10	We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us made under the heading “Legal Matters” in the Registration Statement. In giving this consent we do not admit that we are within the category of persons whose consent is required within Section 7 of the Act or the rules and regulations of the United States Securities and Exchange Commission thereunder.

Yours faithfully

/s/ Linklaters LLP

Linklaters LLP

SCHEDULE

1	A certified copy of the Memorandum and Articles of Association of Rio Tinto Finance (USA) plc in force as at the date of this opinion.

2	Extract from the Minutes of a Meeting of the Board of Directors of Rio Tinto Finance (USA) plc held on March 16, 2012 (the “Issuer Minutes”).

3	A copy of the executed power of attorney of the Issuer dated March 15, 2012.

4	A certified copy of the Memorandum and Articles of Association of Rio Tinto plc in force as at the date of this opinion.

5	A certified copy of the Memorandum and Articles of Association of Rio Tinto plc in force as at the date of execution of the Original Indenture.

6	Extracts from the Minutes of Meetings of the Chairman’s Committee of the Board of Directors of Rio Tinto plc held on March 16, 2012 (together, the “RTPLC Minutes”).

7	A certified extract from the Minutes of a Meeting of the Board of Directors of Rio Tinto plc held on February 9, 2010 (together with the RTPLC Minutes, the “Guarantor Minutes”).

8	The Registration Statement.

9	Amended and Restated Indenture dated March 16, 2012 (the “Indenture”) among the Issuer, Rio Tinto Finance (USA) Limited, the Guarantors and The Bank of New York (the “Trustee”).

10	Draft Officer’s Certificate authorizing the issue of the Debt Securities by Rio Tinto Finance (USA) plc.